UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2019

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2019, the Board of Directors (the "Board") of Evelo Biosciences, Inc. (the "Company") appointed Jose-Carlos Gutiérrez-Ramos, Ph.D. as a Class II director on the Company’s Board, effective immediately, to serve until the Company’s annual meeting of stockholders to be held in 2020 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.
Dr. Gutiérrez-Ramos has served as chief executive officer and president of Cogen Immune Medicine, Inc., a biotechnology company, since August 2018. Dr. Gutiérrez-Ramos has also served as a venture partner at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and grows first-in-category life sciences companies, since 2018. From 2015 to May 2018, he served as chief executive officer and president of Synlogic, Inc., a pharmaceutical company. Prior to joining Synlogic, Dr. Gutiérrez-Ramos was group senior vice president of Worldwide Research and Development and global head of Biotherapeutics Research and Development at Pfizer Inc., a pharmaceutical company, from 2010 to 2015. Dr. Gutiérrez-Ramos serves on the board of directors of Momenta Pharmaceuticals, Inc. He previously served as a director of Synlogic, Inc., from 2015 to May 2018. Dr. Gutiérrez-Ramos received a B.S. from Universidad Complutense de Madrid and his Ph.D. in immunochemistry from the Universidad Autonoma de Madrid. The Company believes Dr. Gutiérrez-Ramos’ senior executive experience in the pharmaceutical industry, including his significant experience in research and development, qualifies him to serve on the Board.
Dr. Gutiérrez-Ramos is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for an annual retainer of $35,000 and an initial equity-based award of options to purchase 31,380 shares of the Company’s common stock (the "Initial Award"). The Initial Award has an exercise price equal to $7.07 per share, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in substantially equal monthly installments over three years following the grant date, subject to Dr. Gutiérrez-Ramos’ continued service on the Board through each such vesting date. Dr. Gutiérrez-Ramos is expected to enter into the Company’s standard indemnification agreement for directors and officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: June 14, 2019	By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer